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                                                                      EXHIBIT 11

                     LAFARGE CORPORATION AND SUBSIDIARIES

              COMPUTATION OF NET INCOME PER COMMON EQUITY SHARE
            (UNAUDITED AND IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     THREE MONTHS ENDED                              TWELVE MONTHS ENDED
                                                          MARCH 31                                        MARCH 31
                                           ----------------------------------------        ----------------------------------------
                                                 1997                   1996                     1997                   1996
                                           -----------------       ----------------        -----------------      -----------------
PRIMARY CALCULATION
-------------------
Net income (loss)                          $       (34,121)        $      (38,195)         $       144,940        $       133,471
                                           =================       ================        =================      =================

Weighted average number of common
   equity shares outstanding                        70,517                 69,327                   70,078                 68,934


Net effect of dilutive stock options
  based on the treasury method                           -                      -                      358                    332
                                           -----------------       ----------------        -----------------      -----------------

Weighted average number of
  common equity shares and
  equivalents outstanding                           70,517                 69,327                   70,436                 69,266
                                           =================       ================        =================      =================

Primary net income (loss)
  per common equity share                  $          (.48)        $         (.55)         $          2.06        $          1.93
                                           =================       ================        =================      =================

FULLY DILUTED CALCULATION
-------------------------
Net income (loss)                          $       (34,121)        $      (38,195)         $       144,940        $       133,471

Add after tax interest expense
  applicable to 7% Convertible
  Subordinated Debentures                                -                  1,102                    3,073                  4,409
                                           -----------------       ----------------        -----------------      -----------------

Net income (loss) assuming full dilution   $       (34,121)        $      (37,093)         $       148,013        $       137,880
                                           =================       ================        =================      =================

Weighted average number of common
  equity shares outstanding                         70,517                 69,327                   70,078                 68,934

Add additional shares assuming
  conversion of 7% Convertible
  Subordinated Debentures                                -                  4,520                    3,170                  4,520

Net effect of dilutive stock option
  based on the treasury stock method                   534                    352                      560                    332
                                           -----------------       ----------------        -----------------      -----------------

Weighted average number of common
   equity shares assuming full conversion
  of all potentially dilutive securities            71,051                 74,199                   73,808                 73,786
                                           =================       ================        =================      =================

Fully diluted net income (loss) per
  common equity share                      $          (.48)        $         (.50)  (a)    $          2.01        $          1.87
                                           =================       ================        =================      =================

(a)  This calculation is submitted in accordance with Regulation S-K item 601
     (b) (11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.





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